Exhibit 10.1

July 23, 2002

Fisher Broadcasting-Georgia, LLC

WFXG-TV

600 University Street, Suite 1525

Seattle, Washington 98101

Attn: Ben Tucker, President

Re: WFXG (Augusta, GA)

Dear Mr. Tucker:

This letter confirms that Fox Broadcasting Company (“FOX”) and Fisher Broadcasting-Georgia, LLC (“Licensee”) have agreed that notwithstanding anything to the contrary in the Station Affiliation Agreement (“Agreement”) dated April 20, 2001 between Licensee and FOX, Licensee and FOX hereby agree to extend the term of the Agreement, and the Agreement shall end on June 30, 2007.

AGREED AND ACCEPTED:

FOX BROADCASTING COMPANY		FISHER BROADCASTING-GEORGIA, LLC

By:	/s/ [ILLEGIBLE]	By:	/s/ BEN TUCKER
Its:	President	Its:	President